Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL INFORMATION

On May 25, 2022, CMLP and its wholly owned subsidiary entered into a Purchase Agreement to acquire Sendero Midstream Partners, LP (“Sendero”), a Delaware limited partnership, for approximately $631 million (the “Sendero Transaction”). The Sendero Transaction closed on July 11, 2022. References to “CMLP,” “we,” “us” or “our” in this section refer to Crestwood Midstream Partners LP and its consolidated subsidiaries.

The unaudited pro forma condensed consolidated combined financial information set forth below has been prepared in accordance with Article 11 of SEC Regulation S-X and includes pro forma adjustments that are directly attributable to the Transactions (defined below) and factually supportable.

We prepared the pro forma adjustments included in the unaudited pro forma condensed consolidated combined financial statements using the acquisition method of accounting in accordance with Accounting Standards Codification Topic 805, Business Combinations. As of the date of the unaudited pro forma condensed consolidated combined financial information, we have not completed the final purchase price accounting adjustments for the Sendero Transaction, including the allocation of fair value to Sendero’s assets and liabilities. The purchase price accounting is dependent upon certain valuation and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments are preliminary and subject to further adjustment as additional information becomes available and the various analyses and other valuations are completed. Such adjustments may have a significant effect on total assets, total liabilities, total equity, operating revenues, operating expenses and net income. The pro forma adjustments have been made solely for the purposes of providing the unaudited pro forma condensed consolidated combined financial information. We expect to finalize the purchase price allocation for the Sendero Transaction in 2022.

The unaudited pro forma condensed consolidated combined financial information also include pro forma adjustments related to Crestwood Equity Partners LP’s (“CEQP’s”) acquisition (the “CPJV Acquisition”) of the remaining 50% equity interest in Crestwood Permian Basin Holdings LLC (“Crestwood Permian”) pursuant to a Contribution Agreement with FR XIII Crestwood Permian Basin Holdings LLC (“First Reserve”). CEQP subsequently contributed the additional equity interest in Crestwood Permian to our wholly owned subsidiary (the “CPBH Transaction”). As of the date of the unaudited pro forma condensed consolidated combined financial information, we have not completed the final purchase accounting adjustments related to the CPJV Acquisition and the CPBH Transaction, including the allocation of fair value to Crestwood Permian’s assets and liabilities. Accordingly, the pro forma adjustments are preliminary and subject to further adjustment as additional information becomes available and the various analyses and other valuations are completed. Such adjustments may have a significant effect on total assets, total liabilities, total equity, operating revenues, operating expenses and net income. The pro forma adjustments have been made solely for the purposes of providing the unaudited pro forma condensed consolidated combined financial information. We expect to finalize the purchase price allocation for the CPJV Acquisition and the CPBH Transaction in 2022.

In addition, the unaudited pro forma condensed consolidated combined statements of operations include pro forma adjustments related to CEQP’s merger with Oasis Midstream Partners LP (“Oasis Midstream”) on February 1, 2022 (the “Oasis Merger”). Subsequent to the Oasis Merger, Oasis Midstream and its wholly-owned subsidiaries were merged with and into us on February 1, 2022. Additionally, the unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 2021 also includes pro forma adjustments related to the Simplification Transaction (as defined below). On March 30, 2021, Oasis Midstream Services LLC contributed its remaining 64.7% and 30% limited liability company interests in BobCat DevCo LLC (“BobCat Devco”) and Beartooth DevCo LLC (“Beartooth DevCo”), respectively, in exchange for cash and Oasis Midstream common units, and Oasis Midstream and OMP GP LLC caused the incentive distribution rights of Oasis Midstream owned by OMP GP LLC to be cancelled and converted into common units of Oasis Midstream (“the Simplification Transaction”). In addition, in conjunction with the Simplification Transaction, Oasis Midstream closed its private placement of $450 million in aggregate principal amount of 8.00% senior unsecured notes due 2029 and utilized the proceeds to pay the cash consideration for the Simplification Transaction and repay outstanding borrowings under its revolving credit facility. This transaction was considered a significant acquisition for Oasis Midstream under Rule 11-01 (a) of Regulation S-X. The unaudited pro forma condensed consolidated combined statements of operations for the six months ended June 30, 2022 and the year ended December 31, 2021 reflect the Oasis Merger and Simplification Transaction as though these transactions occurred on January 1, 2021. The unaudited pro forma condensed consolidated financial information related to the Simplification Transaction was filed as an exhibit to Oasis Midstream’s Current Report on Form 8-K, as filed with the SEC on April 1, 2021, and is incorporated by reference in this Current Report on Form 8-K/A.

The unaudited pro forma condensed consolidated combined financial information has been derived from and should be read in conjunction with (i) our historical audited consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on February 28, 2022; (ii) our unaudited consolidated financial statements and related notes included in the Quarterly Report on Form 10-Q for the six months ended June 30, 2022, as filed with the SEC on July 28, 2022; (iii) the historical consolidated financial statements of Sendero, which are included as exhibits to this Current Report on Form 8-K/A; (iv) the historical consolidated financial statements of Crestwood Permian, which are included as exhibits to this Current Report on Form 8-K/A; (v) Oasis Midstream’s historical audited consolidated financial statements and related notes for the year ended December 31, 2021, which are included as an exhibit to this Current Report on Form 8-K/A; (vi) Oasis Midstream’s unaudited pro forma condensed consolidated financial information and related notes included as an exhibit to its Current Report on Form 8-K, as filed with the SEC on April 1, 2021; and (vii) the notes accompanying this unaudited pro forma condensed consolidated combined financial information. The Sendero Transaction, and together with the CPJV Acquisition, the CPBH Transaction, the Oasis Merger and the Simplification Transaction are referred to herein as the “Transactions.” Oasis Midstream’s historical unaudited consolidated statement of operations for the month ended January 31, 2022 was derived from Oasis Midstream’s historical accounting records.

The unaudited pro forma condensed consolidated combined financial information was prepared by applying pro forma adjustments to our historical audited and unaudited consolidated financial statements. The unaudited pro forma condensed consolidated combined balance sheet as of June 30, 2022 has been prepared to give effect to the Sendero Transaction, the CPJV Acquisition and the CPBH Transaction as if each had occurred on June 30, 2022. The historical balance sheet information presented for CMLP as of June 30, 2022 reflects the Oasis Merger which closed on February 1, 2022. The unaudited pro forma condensed consolidated combined statements of operations for the six months ended June 30, 2022 and the year ended December 31, 2021, have been prepared to give effect to the Transactions as if they had occurred on January 1, 2021.

The unaudited pro forma condensed consolidated combined financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States. The unaudited pro forma adjustments are based on available information and certain assumptions that we believe are reasonable under the circumstances. The pro forma adjustments and their underlying assumptions are described more fully in the notes to the unaudited pro forma condensed consolidated combined financial information. The unaudited pro forma condensed consolidated combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position that would have been obtained or the financial results that would have occurred if the Transactions had been completed as of the dates indicated. In addition, the unaudited pro forma condensed consolidated financial information does not reflect the anticipated benefits from opportunities to earn additional revenues, cost savings from operating efficiencies or synergies (or associated costs or capital expenditures required to achieve such additional revenue, savings or synergies), the impact of restructuring, or other factors that may result as a consequence of the Sendero Transaction, CPJV Acquisition, CPBH Transaction and Oasis Merger and, accordingly, do not attempt to predict or suggest future results.

Crestwood Midstream Partners LP

Unaudited Pro Forma Condensed Consolidated Combined Balance Sheet

As of June 30, 2022

(in millions)

	Crestwood Midstream Partners LP Historical	Sendero Midstream Partners, LP	Crestwood Permian Basin Holdings LLC	Pro Forma Adjustments		Crestwood Equity Partners LP Pro Forma
Assets
Current assets:
Cash and restricted cash	$13.3	$46.8	$—	$150.0	(b)	$202.1
				631.0	(c)
				(631.0)	(c)
				75.0	(d)
				(75.0)	(d)
				(8.0)	(f)
Accounts receivable	419.6	61.9	62.0	(33.8)	(e)	509.7
Inventory and other current assets	504.1	1.9	0.2	—		506.2

Total current assets	937.0	110.6	62.2	108.2		1,218.0
Property, plant and equipment, net	3,792.7	335.8	373.0	15.5	(a)	4,530.5
				13.5	(b)
Intangible assets, net	1,156.6	71.6	—	103.4	(a)	1,391.6
				60.0	(b)
Goodwill	194.8	—	—	50.0	(a)	244.8
Investments in unconsolidated affiliates	164.8	—	76.1	(193.4)	(b)	122.5
				75.0	(d)
Other non-current assets	22.8	0.2	10.7	(10.7)	(b)	23.0

Total assets	$6,268.7	$518.2	$522.0	$221.5		$7,530.4

Liabilities and capital
Current liabilities:
Accounts payable	$404.1	$46.7	$54.2	$(33.6)	(e)	$471.4
Accrued expenses and other liabilities	239.8	5.8	6.4	(0.2)	(a)	251.6
				(0.2)	(e)

Total current liabilities	643.9	52.5	60.6	(34.0)		723.0
Long-term debt, less current portion	2,929.3	195.7	139.0	(195.7)	(a)	3,774.3
				631.0	(c)
				75.0	(d)
Other long-term liabilities	267.3	3.8	15.5	(8.4)	(b)	278.2

Total liabilities	3,840.5	252.0	215.1	467.9		4,775.5
Interest of non-controlling partner in subsidiary	434.4	—	—	—		434.4
Partners’ capital	1,993.8	266.2	306.9	364.8	(a)	2,320.5
				(306.9)	(b)
				334.7	(b)
				(631.0)	(c)
				(8.0)	(f)

Total partners’ capital	1,993.8	266.2	306.9	(246.4)		2,320.5

Total liabilities and capital	$6,268.7	$518.2	$522.0	$221.5		$7,530.4

See Notes to Unaudited Pro Forma Condensed Consolidated Combined Financial Statements.

Crestwood Midstream Partners LP

Unaudited Pro Forma Condensed Consolidated Combined Statement of Operations

For the Six Months Ended June 30, 2022

(in millions)

	Crestwood Midstream Partners LP Historical	Oasis Midstream Partners LP	Sendero Midstream Partners, LP	Crestwood Permian Basin Holdings LLC	Pro Forma Adjustments		Crestwood Equity Partners LP Pro Forma
		(g)
Revenues	$3,031.8	$34.6	$63.4	$250.0	$(113.8)	(k)	$3,266.0
Costs of product/services sold (exclusive of items shown separately below)	2,577.6	10.6	—	209.9	(112.6)	(k)	2,685.5
Operating expenses and other:
Operations and administrative	155.7	8.6	18.5	13.6	(1.7)	(k)	193.0
					(1.7)	(l)
Depreciation, amortization and accretion	161.2	—	12.1	10.5	8.4	(i)	192.2
Loss on long-lived assets and impairments, net	64.3	—	—	—	—		64.3

	381.2	8.6	30.6	24.1	5.0		449.5

Operating income	73.0	15.4	32.8	16.0	(6.2)		131.0
Earnings from unconsolidated affiliates, net	9.0	—	—	1.2	(7.4)	(m)	2.8
Other expense, net	—	(3.1)	—	—	3.1	(l)	—
Interest and debt expense, net	(76.2)	(3.7)	(4.7)	(2.2)	(8.8)	(j)	(95.6)

Income (loss) before income taxes	5.8	8.6	28.1	15.0	(19.3)		38.2
Provision for income taxes	(0.2)	—	—	(0.2)	—		(0.4)

Net income (loss)	5.6	8.6	28.1	14.8	(19.3)		37.8
Net income attributable to non-controlling interests	20.5	—	—	—	—		20.5

Net income (loss) attributable to partners	$(14.9)	$8.6	$28.1	$14.8	$(19.3)		$17.3

See Notes to Unaudited Pro Forma Condensed Consolidated Combined Financial Statements.

Crestwood Midstream Partners LP

Unaudited Pro Forma Condensed Consolidated Combined Statement of Operations

For the Year Ended December 31, 2021

(in millions)

	Crestwood Midstream Partners LP Historical	Oasis Midstream Partners LP	Sendero Midstream Partners, LP	Crestwood Permian Basin Holdings LLC	Pro Forma Adjustments		Crestwood Equity Partners LP Pro Forma
Revenues	$4,569.0	$407.9	$74.0	$286.1	$(139.1)	(k)	$5,197.9
Costs of product/services sold (exclusive of items shown separately below)	3,843.9	100.5	—	228.7	(138.1)	(k)	4,035.0
Operating expenses and other:
Operations and administrative	211.2	90.5	31.2	19.7	(0.9)	(k)	351.7
Depreciation, amortization and accretion	258.4	37.2	24.3	19.1	47.9	(i)	386.9
Loss on long-lived assets and impairments, net	39.4	—	4.3	—	—		43.7

	509.0	127.7	59.8	38.8	47.0		782.3

Operating income	216.1	179.7	14.2	18.6	(48.0)		380.6
Earnings (loss) from unconsolidated affiliates, net	(120.4)	—	—	4.9	(9.6)	(m)	(125.1)
Interest and debt expense, net	(132.1)	(37.4)	(9.5)	(4.1)	(32.5)	(j)	(215.6)
Loss on modification/extinguishment of debt	(7.5)	—	—	—	—		(7.5)
Other expense, net	—	(0.1)	—	—	—		(0.1)

Income (loss) before income taxes	(43.9)	142.2	4.7	19.4	(90.1)		32.3
Provision for income taxes	(0.1)	—	—	(0.3)	—		(0.4)

Net income (loss)	(44.0)	142.2	4.7	19.1	(90.1)		31.9
Net income attributable to non-controlling interests	41.1	17.0	—	—	(17.0)	(h)	41.1

Net income (loss) attributable to controlling interests	$(85.1)	$125.2	$4.7	$19.1	$(73.1)		$(9.2)

See Notes to Unaudited Pro Forma Condensed Consolidated Combined Financial Statements.

Crestwood Midstream Partners LP

Notes to Unaudited Pro Forma Condensed Consolidated Combined Financial Statements

Note 1–Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated combined financial information has been prepared in accordance with Article 11 of SEC Regulation S-X and includes pro forma adjustments that are directly attributable to the transactions and factually supportable.

The unaudited pro forma condensed consolidated combined financial information presented includes supplemental information related to the CPJV Acquisition, the CPBH Transaction and the Oasis Merger. The unaudited pro forma condensed consolidated combined balance sheet gives effect to the Sendero Transaction, the CPJV Acquisition and the CPBH Transaction as if each had occurred on June 30, 2022. The historical balance sheet information presented for CMLP as of June 30, 2022 reflects the Oasis Merger which closed on February 1, 2022. The unaudited pro forma condensed consolidated combined statements of operations for the six months ended June 30, 2022 and year ended December 31, 2021, have been prepared to give effect to the Transactions as if they had occurred on January 1, 2021.

The pro forma adjustments represent management’s best estimates based on information available as of the date of this Current Report on Form 8-K/A and are subject to change as additional information becomes available and additional analysis is performed. The unaudited pro forma condensed consolidated combined financial statements do not reflect the anticipated benefits from opportunities to earn additional revenues, cost savings from operating efficiencies or synergies (or associated costs or capital expenditures required to achieve such additional revenues, savings or synergies).

Note 2–Pro Forma Adjustments and Assumptions

Condensed Consolidated Combined Balance Sheet

(a)

The pro forma adjustments to reflect the preliminary allocation of the purchase price consideration for the Sendero Transaction are calculated under the purchase method of accounting. Under the purchase method of accounting, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The excess purchase price over the preliminary estimated fair value of net assets acquired is classified as goodwill on the unaudited pro forma condensed consolidated combined balance sheet. The preliminary estimates used to prepare the pro forma financial information presented related to the Sendero Transaction will be finalized during 2022 with the assistance of third party valuation advisors.

The following is a preliminary allocation of the purchase price consideration for the Sendero Transaction (in millions):

	Historical Net Book Value	Adjustments	Preliminary Fair Value
Current assets	$110.6	$—	$110.6
Property, plant and equipment, net	335.8	15.5	351.3
Intangible assets, net	71.6	103.4	175.0
Goodwill	—	50.0	50.0
Other non-current assets	0.2	—	0.2
Current liabilities (1)	52.5	(0.2)	52.3
Long-term debt (1)	195.7	(195.7)	—
Other long-term liabilities	3.8	—	3.8

Total assumed purchase price	$266.2	$364.8	$631.0

(1)   The pro forma adjustment to current liabilities and long-term debt reflects the elimination of all outstanding debt, including accrued interest which was paid off immediately prior to the closing of the Sendero Transaction.

(b)

The following reflects the preliminary fair value of the net assets of Crestwood Permian contributed to CMLP in conjunction with CEQP’s acquisition of First Reserve’s 50% equity interest in Crestwood Permian (in millions):

	Historical Net Book Value	Adjustments	Preliminary Fair Value
Current assets (1)	$62.2	$150.0	$212.2
Property, plant and equipment, net	373.0	13.5	386.5
Intangible assets, net	—	60.0	60.0
Investment in unconsolidated affiliate	76.1	—	76.1
Other non-current assets (2) (3)	10.7	(10.7)	—
Current liabilities	60.6	—	60.6
Long-term debt	139.0	—	139.0
Other long-term liabilities (3)	15.5	(8.4)	7.1

Estimated fair value of 100% interest in Crestwood Permian	$306.9	$221.2	$528.1

Less:
Elimination of equity investment in Crestwood Permian			(193.4)

Fair value of net assets contributed to CMLP			$334.7

(1)   The pro forma adjustment to current assets reflects a cash contribution of $75 million by each of the members of Crestwood Permian immediately prior to the closing of the CPJV Acquisition.

(2)   The pro forma adjustment to other non-current assets reflects the elimination of approximately $2.3 million of unamortized debt issuance costs associated with the Crestwood Permian credit facility.

(3)   The pro forma adjustment to other non-current assets and other long-term liabilities reflects the settlement of operating lease agreements between CMLP and Crestwood Permian.

(c)	Reflects borrowings under CMLP’s revolving credit facility to fund cash consideration of $631 million related to the Sendero Transaction.

(d)

Reflects borrowings under CMLP’s revolving credit facility to fund a cash contribution of $75 million to Crestwood Permian immediately prior to the closing of the CPJV Acquisition pursuant to the Contribution Agreement.

(e)	Reflects the elimination of intercompany transactions between CMLP and Crestwood Permian.

(f)	Reflects payment of estimated one-time transaction costs directly related to the Sendero Transaction.

Condensed Consolidated Combined Statements of Operations

(g)	Reflects the results of Oasis Midstream for the month ended January 31, 2022.

(h)

Reflects the elimination of net income attributable to non-controlling interests in conjunction with the Simplification Transaction. The unaudited pro forma condensed consolidated combined financial information related to the Simplification Transaction was filed as an exhibit to Oasis Midstream’s Current Report on Form 8-K, as filed with the SEC on April 1, 2021, and is incorporated by reference in this Current Report on Form 8-K/A.

(i)	Reflects the pro forma adjustment to depreciation, amortization and accretion expense as follows (in millions):

	Six Months Ended June 30, 2022	Year Ended December 31, 2021
Eliminate Oasis Midstream historical depreciation, amortization and accretion expense	$—	$(37.2)
Eliminate Sendero Midstream historical depreciation, amortization and accretion expense	(12.1)	(24.3)
Eliminate Crestwood Permian historical depreciation, amortization and accretion expense	(10.5)	(19.1)
Pro forma depreciation and accretion expense - Oasis Midstream (1)	4.7	56.6
Pro forma depreciation and accretion expense - Sendero (1)	8.8	17.6
Pro forma depreciation and accretion expense - Crestwood Permian (1)	9.7	19.3
Pro forma amortization expense related to fair value of intangible assets recorded in the final allocation of the Oasis Merger consideration	1.9	23.2
Pro forma amortization expense related to preliminary fair value of intangible assets recorded in the preliminary allocation of the Sendero Transaction consideration	4.4	8.8
Pro forma amortization expense related to preliminary fair value of intangible assets recorded in the preliminary allocation of the CPJV Acquisition consideration	1.5	3.0

Pro forma adjustment to depreciation, amortization and accretion expense	$8.4	$47.9

(1)   The adjustment reflects the recognition of Oasis Midstream’s, Sendero’s and Crestwood Permian’s property, plant and equipment at fair value and to conform the estimated useful lives to those used by CMLP related to depreciation of property, plant and equipment.

(j)	Reflects the pro forma adjustments to interest and debt expense, net as follows (in millions):

	Six Months Ended June 30, 2022	Year Ended December 31, 2021
Eliminate historical interest expense on Oasis Midstream’s revolving credit facility	$0.6	$9.4
Eliminate amortization of Oasis Midstream’s deferred financing costs related to its outstanding senior unsecured notes	0.1	0.9
Amortization of fair value adjustment to Oasis Midstream’s outstanding senior unsecured notes (1)	(0.3)	(3.8)
Interest expense on Oasis Midstream’s senior unsecured notes	—	(9.0)
Eliminate historical interest expense on Sendero’s long-term debt	4.7	9.5
Interest expense on borrowings related to cash distributions to CEQP to fund the cash consideration related to the Oasis Merger, repayment of Oasis Midstream’s revolving credit facility, cash consideration to acquire Sendero and cash contribution to Crestwood Permian (2)	(13.9)	(39.5)

Pro forma adjustment to interest and debt expense, net	$(8.8)	$(32.5)

(1)   The amortization period relative to the fair value adjustment of Oasis Midstream’s outstanding senior unsecured notes is approximately eight years.

(2)   Interest expense under CMLP’s revolving credit facility is calculated using a weighted-average interest rate of 3.64% during the six months ended June 30, 2022 and during the year ended December 31, 2021. A change of 20 basis points to the assumed rate on the borrowings under CMLP’s revolving credit facility would increase or decrease pro forma interest expense by approximately $0.7 million during the six months ended June 30, 2022 and $2.2 million during the year ended December 31, 2021.

(k)	Reflects the elimination of intercompany transactions between CMLP and Crestwood Permian.

(l)	Reflects the elimination of expenses recorded by Oasis Midstream in conjunction with the Oasis Merger.

(m)	Reflects the reversal of equity earnings in Crestwood Permian historically recorded by us a result of Crestwood Permian being treated as an equity method investment.